Exhibit 99.1

News Release	Marshall & Ilsley Corporation
770 North Water Street
Milwaukee, Wisconsin 53202
414 765-7700 Main
414 298-2921 Fax
mibank.com

For Release:	Immediately

Contact:	Mark Furlong, president, 414 765-8052 Dave Urban, vice president, corporate treasury, 414 765-7853

MARSHALL & ILSLEY CORPORATION ANNOUNCES FIRST QUARTER RESULTS

Milwaukee, Wis. – Apr. 17, 2006 – Marshall & Ilsley Corporation (NYSE: MI) today reported 2006 first quarter net income of $0.78 per diluted share, or $186.8 million, as compared to $0.71 per diluted share, or $165.3 million, in the first quarter of 2005. First quarter net income per share increased 9.9 percent over the same period in 2005.

Return on average assets based on net income for the first quarter was 1.62 percent, as compared to 1.63 percent for the same period in 2005. Return on average equity based on net income was 15.67 percent this quarter as compared to 16.59 percent for the first quarter of 2005.

Effective January 1, 2006, the Corporation adopted Statement of Financial Accounting Standard No. 123 (revised 2004), Share-Based Payment.  This accounting standard requires compensation cost relating to share-based payment transactions be recognized in financial statements.  The Corporation elected Modified Retrospective Application to implement this new accounting standard.  Under that method all prior period financial information was restated to reflect the effect of expensing share-based compensation plans previously not expensed.

The Corporation’s provision for loan and lease losses was $11.0 million in the first quarter of 2006, versus $8.1 million in the same period last year. Net charge-offs for the period were $6.0 million, or 0.07 percent of total average loans and leases outstanding this quarter, and $8.0 million a year ago or 0.11 percent of total average loans and leases. At March 31, 2006, the allowance for loan and lease losses was 1.05 percent of total loans and leases, compared to 1.17 percent a year earlier. Nonperforming loans and leases were 0.42 percent of total loans and leases at March 31, 2006, and March 31, 2005, respectively.

Assets at March 31, 2006 were $47.3 billion, compared to $41.6 billion at March 31, 2005. Book value per share was $20.85 at March 31, 2006, compared to $17.99 for the same date a year ago. Total loans and leases were $35.2 billion, compared to $30.6 billion at March 31, 2005.

On April 1, 2006 the Corporation completed its acquisitions of Gold Banc Corporation, Inc. and Trustcorp Financial, Inc.  Gold Banc, with consolidated assets of $4.2 billion at March 31, 2006, provides the Corporation with commercial banking services in Florida, Kansas, Missouri, and Oklahoma through 32 branch locations. With the acquisition of Trustcorp, which had consolidated assets of $0.7 billion at March 31, 2006, the Corporation acquired Missouri State Bank and Trust Company, which provides commercial banking services in Missouri through seven bank locations.

Marshall & Ilsley Corporation (NYSE: MI) is a diversified financial services corporation headquartered in Milwaukee, Wisconsin. Founded in 1847, M&I Marshall & Ilsley Bank is the largest Wisconsin-based bank. M&I Bank has 196 offices throughout the state, in addition to 42 locations throughout Arizona; 15 offices on Florida’s west coast; 11 offices in Kansas; six offices in Missouri; three offices in Oklahoma, 14 offices in metropolitan Minneapolis/St. Paul, Minn.; and locations in Duluth, Minn.; and Las Vegas, Nev. M&I’s Southwest Bank affiliate has eight offices in the St. Louis area and one office in Belleville, Ill. M&I’s Missouri State Bank affiliate has seven offices in the St. Louis area. Metavante Corporation, Marshall & Ilsley Corporation’s wholly owned technology subsidiary, provides virtually all of the technology an organization needs to offer financial services. M&I also provides trust and investment management, equipment leasing, mortgage banking, asset-based lending, financial planning, investments, and insurance services from offices throughout the country and on the Internet (www.mibank.com or www.micorp.com). M&I’s customer-based approach, internal growth, and strategic acquisitions have made M&I a nationally recognized leader in the financial services industry.

###

This press release contains forward-looking statements concerning M&I’s future operations and financial results. Such statements are subject to important factors that could cause M&I’s actual results to differ materially from those anticipated by the forward-looking statements. These factors include (i) the factors identified in M&I’s Annual Report on Form 10-K for the year ended December 31, 2005 under the heading “Forward-Looking Statements” which factors are incorporated herein by reference, and (ii) such other factors as may be described from time to time in M&I’s SEC filings.

Note:

Marshall & Ilsley Corporation will hold a conference call at 11:00 a.m. Central Daylight Time Monday, April 17, regarding first quarter earnings. For those interested in listening, please call 1-800-458-9009 and ask for M&I’s quarterly earnings release conference call. If you are unable to join us at this time, a replay of the call will be available beginning at 2:30 p.m. on April 17 and will run through 5:00 p.m. April 24, by calling 1-888-203-1112 and entering pass code 411 87 99 to listen.

Supplemental financial information referenced in the conference call can be found at www.micorp.com, Investor Relations, after 8:00 a.m. on April 17.

M&I Corporation
Financial Information
(unaudited)
	Three Months Ended
	March 31,	March 31,	Percent
	2006	2005	Change
PER SHARE DATA
Diluted:
Net Income	$0.78	$0.71	9.9%
Basic:
Net Income	0.79	0.73	8.2
Dividend Declared	0.240	0.210	14.3
Book Value	20.85	17.99	15.9
Shares Outstanding (millions):
Average - Diluted	240.3	232.8	3.2
End of Period	236.1	228.7	3.2

INCOME STATEMENT ($millions)

Net Interest Income (FTE)	$332.5	$307.0	8.3%
Provision for Loan and Lease Losses	11.0	8.1	35.8

Data Processing Services	343.0	283.0	21.2
Trust Services	45.9	40.3	13.9
Service Charge on Deposits	22.8	23.6	-3.4
Mortgage Banking	12.5	8.2	52.4
Net Investment Securities Gains (Losses)	1.1	5.8	-81.0
All Other	47.5	41.6	14.2
Total Non-Interest Revenues	472.8	402.5	17.5

Salaries and Employee Benefits	277.4	245.1	13.2
Occupancy and Equipment	57.8	53.4	8.2
Intangible Amortization	8.9	8.1	9.9
Other	161.0	136.4	18.0
Total Non-Interest Expenses	505.1	443.0	14.0

Tax Equivalent Adjustment	7.9	8.2	-3.7
Pre-Tax Earnings	281.3	250.2	12.4
Income Taxes	94.5	84.9	11.3

Net Income	$186.8	$165.3	13.0%

KEY RATIOS

Net Interest Margin (FTE) / Avg. Earning Assets	3.26%	3.44%
Interest Spread (FTE)	2.68	3.05

Efficiency Ratio	62.8	62.9
Efficiency Ratio without Metavante	48.8	50.6

Return on Assets	1.62	1.63
Return on Equity	15.67	16.59

Equity / Assets (End of Period)	10.32	9.81

M&I Corporation
Financial Information
(unaudited)
	As of
	March 31,	March 31,	Percent
ASSETS ($millions)	2006	2005	Change
Cash & Due From Banks	$1,017	$873	16.5%
Trading Securities	40	24	66.7
Short - Term Investments	159	158	0.6
Investment Securities	6,627	6,158	7.6
Loans and Leases:
Commercial Loans & Leases	10,691	9,096	17.5
Commercial Real Estate	10,736	9,702	10.7
Residential Real Estate	7,508	5,041	48.9
Home Equity Loans & Lines	4,606	5,162	-10.8
Personal Loans and Leases	1,652	1,582	4.4
Total Loans and Leases	35,193	30,583	15.1
Reserve for Loan & Leases Losses	(369)	(358)	3.1
Premises and Equipment, net	500	445	12.4
Goodwill and Intangibles	2,484	2,152	15.4
Other Assets	1,684	1,606	4.9
Total Assets	$47,335	$41,641	13.7%

LIABILITIES & SHAREHOLDERS' EQUITY ($millions)
Deposits:
Noninterest Bearing	$5,000	$4,790	4.4%
Bank Issued Interest Bearing Activity	10,577	9,861	7.3
Bank Issued Time	5,774	4,051	42.5
Total Bank Issued Deposits	21,351	18,702	14.2
Wholesale Deposits	6,742	7,000	-3.7
Total Deposits	28,093	25,702	9.3
Short - Term Borrowings	5,553	4,456	24.6
Long - Term Borrowings	7,186	5,892	22.0
Other Liabilities	1,616	1,505	7.4
Shareholders' Equity	4,887	4,086	19.6
Total Liabilities & Shareholders' Equity	$47,335	$41,641	13.7%

	Three Months Ended
	March 31,	March 31,	Percent
	2006	2005	Change
AVERAGE ASSETS ($millions)
Cash & Due From Banks	$980	$919	6.6%
Trading Securities	34	23	47.8
Short - Term Investments	316	187	69.0
Investment Securities	6,320	6,101	3.6
Loans and Leases:
Commercial Loans & Leases	10,332	8,858	16.6
Commercial Real Estate	10,581	9,516	11.2
Residential Real Estate	7,275	4,729	53.8
Home Equity Loans and Lines	4,706	5,131	-8.3
Personal Loans and Leases	1,747	1,650	5.9
Total Loans and Leases	34,641	29,884	15.9
Reserve for Loan & Leases Losses	(368)	(361)	1.9
Premises and Equipment, net	496	451	10.0
Goodwill and Intangibles	2,496	2,142	16.5
Other Assets	1,839	1,695	8.5
Total Assets	$46,754	$41,041	13.9%

Memo:
Average Earning Assets	$41,311	$36,195
Average Earning Assets Excluding Investment Securities
Unrealized Gains/Losses	$41,366	$36,156

AVG LIABILITIES & SHAREHOLDERS' EQUITY ($millions)
Deposits:
Noninterest Bearing	$4,942	$4,693	5.3%
Bank Issued Interest Bearing Activity	10,464	9,877	5.9
Bank Issued Time	5,544	3,861	43.6
Total Bank Issued Deposits	20,950	18,431	13.7
Wholesale Deposits	6,523	6,803	-4.1
Total Deposits	27,473	25,234	8.9
Short - Term Borrowings	3,371	2,893	16.5
Long - Term Borrowings	9,404	7,205	30.5
Other Liabilities	1,673	1,667	0.4
Shareholders' Equity	4,833	4,042	19.6
Total Liabilities & Shareholders' Equity	$46,754	$41,041	13.9%

Memo:
Average Interest Bearing Liabilities	$35,306	$30,639

M&I Corporation
Financial Information
(unaudited)
	Three Months Ended
	March 31,	March 31,	Percent
	2006	2005	Change
CREDIT QUALITY (a)

Net Charge-Offs ($millions)	$6.0	$8.0	-25.0%
Net Charge-Offs / Average Loans & Leases	0.07%	0.11%
Loan and Lease Loss Reserve ($millions)	$368.8	$358.3	2.9%
Loan and Lease Loss Reserve / Period-End Loans & Leases	1.05%	1.17%
Non-Performing Loans & Leases (NPL) ($millions)	$149.1	$130.0	14.7%
NPL's / Period-End Loans & Leases	0.42%	0.42%
Loan and Lease Loss Reserve / Non-Performing Loans & Leases	247%	276%

MARGIN ANALYSIS (b)

Loans and Leases:
Commercial Loans & Leases	6.88%	5.53%
Commercial Real Estate	6.94	5.91
Residential Real Estate	6.85	5.77
Home Equity Loans and Lines	6.98	5.94
Personal Loans and Leases	6.77	5.60
Total Loans and Leases	6.90	5.76
Investment Securities	5.17	5.01
Short - Term Investments	4.22	2.73
Interest Income (FTE) / Avg. Interest Earning Assets	6.61%	5.62%
Interest Bearing Deposits:
Bank Issued Interest Bearing Activity	2.89%	1.38%
Bank Issued Time	3.90	2.74
Total Bank Issued Deposits	3.24	1.76
Wholesale Deposits	4.36	2.61
Total Interest Bearing Deposits	3.57	2.04
Short - Term Borrowings	4.73	3.08
Long - Term Borrowings	4.50	3.85
Interest Expense / Avg. Interest Bearing Liabilities	3.93%	2.57%
Net Interest Margin(FTE) / Avg. Earning Assets	3.26%	3.44%
Interest Spread (FTE)	2.68%	3.05%

Notes: (a) Includes Loans past due 90 days or more
(b) Based on average balances excluding fair value adjustments for available for sale securities.